UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On July 30, 2008, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the second quarter of 2008 and revised financial guidance for full-year 2008. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated July 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release
 July 30, 2008

Cummins reports best quarterly financial results in Company history as international demand surges

-- Company increases full-year sales growth guidance to 15 percent --

COLUMBUS, IN - Cummins Inc. (NYSE: CMI) today reported record sales and profits in the second quarter, as strong global growth offset softness in some North American markets. All four of the Company's business segments reported record financial performance in the quarter, as non-U.S. sales grew to 61 percent of Cummins' business - up from 54 percent for all of 2007 and 57 percent in the first quarter of 2008.

Second quarter sales grew 16 percent to $3.89 billion, from $3.34 billion during the same period in 2007. Net income increased 37 percent to $293 million, or $1.49 a share, compared to $214 million, or $1.06 a share, in 2007.

Earnings Before Interest and Taxes (EBIT) of $469 million (12.1 percent of sales), was a 32 percent improvement over $354 million (10.6 percent of sales) during the same period a year ago.

The Company experienced broad gains in product and geographic markets around the world, including:

  Strong sales growth and market share in the North American heavy-duty engine market. Despite high fuel prices and weakness in the U.S. economy, Cummins posted gains in this market, compared to 2007 when changes in emissions regulations led to sharply lower demand - especially in the first half of the year.

  Strong medium-duty truck engine sales, especially in Brazil and Mexico.

  Increased demand in the Company's commercial generator business, most notably in the Middle East, Latin America, China and the United Kingdom.

  Strong sales growth in North America, Europe and China for turbochargers.

  Significant sales gains for the Company's Emission Solutions products in North America and Europe, driven by new emissions regulations.

  Significantly higher income from the Company's joint ventures worldwide, led by Dongfeng Cummins Engine Company in China, which saw large gains as result of a pre-buy in the on-highway truck market in advance of new emissions standards.

  A 58 percent increase in the Company's Distribution Business sales, led by strong organic growth in Europe, the South Pacific and Middle East and the acquisition of a majority interest in a previously independent distributor in the United States.

The Company's strong second quarter performance came in the face of continued economic weakness in the United States, which has affected the Company's consumer-related markers. For the quarter, engine sales to Chrysler for the Dodge Ram heavy-duty pickup fell more than 60 percent from the same period in 2007; RV engine sales fell nearly 40 percent and the Company's consumer power generation sales were off more than 30 percent from a year ago.

"We had an outstanding second quarter in the face of some very real economic challenges, especially in the U.S.," said Cummins Chairman and Chief Executive Officer Tim Solso. "We are managing all of our businesses very carefully and the results speak to the effectiveness of our global growth strategy."

In light of the Company's performance in the first half of the year and its forecast for the remainder of 2008, Cummins today also announced that is now forecasting a 15 percent sales increase for all of 2008, up from its previous guidance of 12 percent. The Company expects to earn an EBIT margin of 10 percent of sales for the year.

"As we look forward, despite the continuing economic uncertainty in the U.S. and Western Europe, and expected increases in materials costs, we are confident that we will continue to see growth in the second half of the year," Solso said, adding that "2008 will be the fifth consecutive year of record sales and profits for Cummins."

Other recent Company-related news or events included:

  Early this month, the Company announced a 40 percent increase in the quarterly dividend to 17.5 cents a share, payable Sept. 2 to shareholders of record on Aug. 22.

  In June, severe flooding in southern Indiana affected a number of Cummins facilities. A large manufacturing plant was partially flooded and the Cummins Technical Center in Columbus experienced severe flooding, resulting in its engine test cells being out of operation for approximately five weeks. The second quarter results include a charge of approximately $6 million related to the flooding, but the Company is confident that it has insurance coverage to limit the impact of this event.

  Fitch Rating Services upgraded the Company's senior unsecured long-term debt to BBB+, from BBB, citing recent market share gains and improvement in Cummins' geographic and business diversification.

  Cummins entered in a new revolving credit facility that expands its capacity from $650 million to $1.1 billion.

Second quarter details

Engine Segment

Sales of $2.39 billion increased 13 percent from $2.11 billion in the same period in 2007, while Segment EBIT of $221 million, or 9.3 percent of sales, rose 19 percent from $186 million, or 8.8 percent of sales.

Heavy-duty truck engine sales increased 42 percent, while medium-duty truck and bus engine sales rose 32 percent - offsetting the large drop in sales to the light-duty automotive and RV markets. Sales to industrial markets grew 21 percent, fueled by stronger international demand particularly in the construction, mining and marine segments.

Power Generation
 Sales of $938 million rose 22 percent from $769 million in the second quarter of 2007. Segment EBIT increased 31 percent to $115 million, or 12.3 percent of sales, compared to $88 million, or 11.4 percent of sales, in 2007.

The commercial generator business, the segment's largest, saw its sales increase 35 percent in the quarter, with very strong demand in the Middle East, Latin America, the U.K. and China. Alternator sales increased 14 percent and were strongest in the same international regions. In addition to the higher volumes, improved pricing led to the significantly higher Segment EBIT.

Components
 Segment sales of $855 million were 13 percent higher than $757 million for the same period in 2007. Segment EBIT was sharply higher, improving by 60 percent to $77 million, or 9.0 percent of sales, from $48 million, or 6.3 percent of sales. The Segment EBIT gains were the result of higher sales volumes, improved pricing and increased manufacturing efficiencies across many of the businesses.

Sales gains were led by a 24 percent increase in turbocharger revenue, a 21 percent gain in fuel systems sales and a 17 percent rise in emission aftertreatment sales. Sales in the filtration business - the segment's largest business - were essentially flat as comparisons were negatively affected by the discontinuation of a product line last year and the sale of its Universal Silencer division at the end of 2007.

Distribution
 Sales rose 58 percent to $581 million, from $368 million during the same period in 2007. Segment EBIT of $68 million, or 11.7 percent of sales, rose 48 percent from $46 million, or 12.5 percent of sales. The recently consolidated Power Systems distributor contributed $63 million to the sales increase.

Excluding Power Systems, the segment's power generation sales increased 58 percent led by Europe, the South Pacific and Middle East.  Likewise, engine sales, powered by strength in Europe, rose 62 percent; while parts sales increased by 26 percent.

Earnings webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins
 Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 Company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Presentation of Non-GAAP Financial Information
 EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Forward-looking disclosure statement
 Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Three months ended			Six months ended
	June 29,	July 1,	March 30,	June 29,	July 1,
	2008	2007	2008	2008	2007
	Millions (except per share amounts)
NET SALES	$3,887	$3,343	$3,474	$7,361	$6,160
Cost of sales	3,008	2,673	2,767	5,775	4,938
GROSS MARGIN	879	670	707	1,586	1,222

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	370	314	351	721	597
Research, development and engineering expenses	104	74	103	207	154
Equity, royalty and interest income from investees	69	52	67	136	88
Flood damage expense (Note 1)	6	-	-	6	-
Other operating income (expense), net	-	7	(1)	(1)	5

OPERATING INCOME	468	341	319	787	564

Interest income	4	7	6	10	18
Interest expense	12	14	11	23	30
Other (expense) income, net	(3)	6	(10)	(13)	15
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	457	340	304	761	567

Income tax expense	147	112	102	249	187
Minority interests in income of consolidated subsidiaries	17	14	12	29	23
NET INCOME	$293	$214	$190	$483	$357

EARNINGS PER COMMON SHARE
Basic	$1.50	$1.07	$0.97	$2.47	$1.79
Diluted	$1.49	$1.06	$0.97	$2.46	$1.77

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	195.2	199.9	195.1	195.1	200.0
Diluted	196.6	201.3	196.4	196.5	201.2

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.09	$0.125	$0.25	$0.18

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	June 29,	December 31,
	2008	2007
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$522	$577
Marketable securities	107	120
Accounts and notes receivable, net	2,377	1,998
Inventories	1,924	1,692
Deferred income taxes	296	276
Prepaid expenses and other current assets	186	152
Total current assets	5,412	4,815
Long-term assets
Property, plant and equipment	4,443	4,313
Accumulated depreciation	(2,743)	(2,668)
Property, plant and equipment, net	1,700	1,645
Investments and advances related to equity method investees	629	514
Goodwill and other intangible assets, net	572	538
Deferred income taxes and other assets	642	683
Total assets	$8,955	$8,195

LIABILITIES
Current liabilities
Current portion of long-term debt and loans payable	$71	$119
Accounts payable (principally trade)	1,460	1,263
Current portion of accrued product warranty	372	337
Accrued compensation, benefits and retirement costs	338	441
Other accrued expenses	695	551
Total current liabilities	2,936	2,711
Long-term liabilities
Long-term debt	586	555
Pensions and other postretirement benefits	619	633
Other liabilities and deferred revenue	673	594
Total liabilities	4,814	4,493
MINORITY INTERESTS	309	293
SHAREHOLDERS' EQUITY
Common stock, $2.50 par value, 500 shares authorized, 221.5 and 220.4 shares issued	1,734	1,719
Retained earnings	3,087	2,660
Treasury stock, at cost, 18.8 and 18.2 shares	(634)	(593)
Common stock held by employee benefits trust, at cost, 6.5 and 6.5 shares	(79)	(79)
Unearned compensation	(7)	(11)
Accumulated other comprehensive loss
Defined benefit postretirement plans	(368)	(378)
Other	99	91
Total accumulated other comprehensive loss	(269)	(287)
Total shareholders' equity	3,832	3,409
Total liabilities, minority interests and shareholders' equity	$8,955	$8,195

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	June 29,	July 1,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES	Millions
Net income	$483	$357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158	142
Net gain on disposal of property, plant and equipment	(2)	(4)
Deferred income taxes	14	47
Equity in earnings of investees, net of dividends	(62)	(22)
Minority interest in income of consolidated subsidiaries	29	23
Pension expense	36	49
Pension contributions	(39)	(102)
Other post-retirement benefits expense, net of cash payments	(5)	(16)
Stock-based compensation expense	17	12
Excess tax benefits on stock-based awards	(12)	(10)
Translation and hedging activities	8	(8)
Changes in current assets and liabilities, net of acquisitions and dispositions:
Accounts and notes receivable	(316)	(287)
Inventories	(202)	(236)
Other current assets	(16)	(10)
Accounts payable	172	215
Accrued expenses	102	(39)
Changes in long-term liabilities	47	37
Other, net	(6)	8
Net cash provided by operating activities	406	156
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(201)	(108)
Investments in internal use software	(36)	(28)
Proceeds from disposals of property, plant and equipment	10	19
Investments in and advances to equity investees	(41)	(28)
Acquisition of businesses, net of cash acquired	(76)	(20)
Investments in marketable securities-acquisitions	(158)	(194)
Investments in marketable securities-liquidations	159	191
Other, net	(13)	(8)
Net cash used in investing activities	(356)	(176)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	77	4
Payments on borrowings and capital lease obligations	(101)	(115)
Net borrowings under short-term credit agreements	1	(8)
Distributions to minority shareholders	(6)	(10)
Dividend payments on common stock	(51)	(38)
Repurchases of common stock	(45)	(36)
Excess tax benefits on stock-based awards	12	10
Other, net	2	(6)
Net cash used in financing activities	(111)	(199)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6	5
Net decrease in cash and cash equivalents	(55)	(214)
Cash and cash equivalents at beginning of year	577	840
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$522	$626

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items(1)	Total
	Millions
Three months ended June 29, 2008
External sales	$2,030	$692	$584	$581	$-	$3,887
Intersegment sales	356	246	271	-	(873)	-
Total sales	2,386	938	855	581	(873)	3,887
Depreciation and amortization(2)	46	11	18	7	-	82
Research, development and engineering expense	70	10	24	-	-	104
Equity, royalty and interest income from investees	32	6	3	28	-	69
Interest income	2	1	1	-	-	4
Segment EBIT	221	115	77	68	(12)	469

Three months ended July 1, 2007
External sales	$1,855	$605	$516	$367	$-	$3,343
Intersegment sales	254	164	241	1	(660)	-
Total sales	2,109	769	757	368	(660)	3,343
Depreciation and amortization(2)	46	10	15	3	-	74
Research, development and engineering expense	51	9	14	-	-	74
Equity, royalty and interest income from investees	25	4	(1)	24	-	52
Interest income	6	1	-	-	-	7
Segment EBIT	186	88	48	46	(14)	354

Three months ended March 30, 2008
External sales	$1,885	$581	$567	$441	$-	$3,474
Intersegment sales	324	206	253	4	(787)	-
Total sales	2,209	787	820	445	(787)	3,474
Depreciation and amortization(2)	44	11	15	4	-	74
Research, development and engineering expense	70	10	23	-	-	103
Equity, royalty and interest income from investees	33	5	4	25	-	67
Interest income	3	1	1	1	-	6
Segment EBIT	194	78	37	49	(43)	315

Six months ended June 29, 2008
External sales	$3,915	$1,273	$1,151	$1,022	$-	$7,361
Intersegment sales	680	452	524	4	(1,660)	-
Total sales	4,595	1,725	1,675	1,026	(1,660)	7,361
Depreciation and amortization(2)	90	22	33	11	-	156
Research, development and engineering expense	140	20	47	-	-	207
Equity, royalty and interest income from investees	65	11	7	53	-	136
Interest income	5	2	2	1	-	10
Segment EBIT	415	193	114	117	(55)	784

Six months ended July 1, 2007
External sales	$3,377	$1,136	$971	$676	$-	$6,160
Intersegment sales	497	308	443	1	(1,249)	-
Total sales	3,874	1,444	1,414	677	(1,249)	6,160
Depreciation and amortization(2)	87	20	29	5	-	141
Research, development and engineering expense	103	17	34	-	-	154
Equity, royalty and interest income from investees	42	7	(2)	41	-	88
Interest income	14	3	1	-	-	18
Segment EBIT	314	165	72	85	(39)	597

(1) Includes intersegment sales and profit in inventory eliminations and unallocated corporate expenses including flood related expenses.
(2) Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount that is included in the Condensed Consolidated Statements of Income as Interest expense.

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended			Six months ended
	June 29,	July 1,	March 30,	June 29,	July 1,
	2008	2007	2008	2008	2007
	Millions
Segment EBIT	$469	$354	$315	$784	$597
Less:
Interest expense	12	14	11	23	30
Income before income taxes and minority interests	$457	$340	$304	$761	$567

NOTE 1. FLOOD DAMAGE

In June 2008, Columbus, Indiana experienced significant flooding which damaged some of our facilities.  We lost approximately five weeks of testing at our technical center, however, critical testing was transferred to other Cummins facilities and external suppliers to minimize the interruption. The physical damage to the facilities, as well as the related removal, salvage and recovery costs, was covered by insurance, subject to a deductible of $6 million, which was recorded in the second quarter of 2008. We anticipate that all other costs will be reimbursed through our insurance coverage. We are confident our insurance coverage will limit the impact of this event.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net income, for each of the applicable periods:

	Three Months Ended			Six Months Ended
	June 29,	July 1,	March 30,	June 29,	July 1,
	2008	2007	2008	2008	2007
	Millions
Earnings before interest expense, income taxes and minority interests	$469	$354	$315	$784	$597

EBIT as a percentage of net sales	12.1%	10.6%	9.1%	10.7%	9.7%

Less:
Interest expense	12	14	11	23	30
Income tax expense	147	112	102	249	187
Minority interests in income of consolidated subsidiaries	17	14	12	29	23
Net income	$293	$214	$190	$483	$357

Net income as a percentage of net sales	7.5%	6.4%	5.5%	6.6%	5.8%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.